Exhibit 10.24

FIRST/SECOND LIEN INTERCREDITOR AGREEMENT

dated as of December 13, 2019

among

SOTERA HEALTH TOPCO, INC.,

SOTERA HEALTH HOLDINGS, LLC,

THE OTHER GRANTORS PARTY HERETO,

JEFFERIES FINANCE LLC,

as First Lien Collateral Agent

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as the Initial Second Priority Representative

FIRST/SECOND LIEN INTERCREDITOR AGREEMENT dated as of December 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among SOTERA HEALTH TOPCO, INC., a Delaware corporation (“Holdings”), SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Company”), the other Grantors (as defined below) from time to time party hereto, JEFFERIES FINANCE LLC (“Jefferies”), as administrative agent and collateral agent under the First Lien Credit Agreement (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), solely in its capacity as second lien notes collateral agent under the Second Lien Indenture (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Initial Second Priority Representative for itself and on behalf of the Initial Second Priority Debt Parties and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Company and/or any Guarantor (other than Indebtedness constituting First Lien Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a basis senior to the Second Priority Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and not prohibited by any then extant Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof, and (B) the First Lien Pari Passu Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Article VI thereof; provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Company after the date hereof, then the Guarantors, the First Lien Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Pari Passu Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, credit agreements, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each credit agreement, indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing, including, in each case, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt Obligations, the holders of such obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City are authorized or required by law to close.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Collateral” has the meaning assigned to such term in Section 5.06(a).

“Credit Agreement Loan Documents” means the First Lien Credit Agreement and the other “First Lien Loan Documents” as defined in the First Lien Credit Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) at any time when clause (i) does not apply, the Applicable Collateral Agent (as defined in the Second Lien Pari Passu Intercreditor Agreement) at such time and set forth in a written notice to the Designated Senior Representative and the Company.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative, and (ii) at any time when clause (i) does not apply, the Applicable Collateral Agent (as defined in the First Lien Pari Passu Intercreditor Agreement) at such time and set forth in a written notice to the Designated Second Priority Representative and the Company.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by any Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Credit Agreement Obligations” means the date on which the Discharge of the First Lien Credit Agreement Obligations occurs with respect to all the Shared Collateral for such Senior Facility; provided that the Discharge of First Lien Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Credit Agreement Obligations with an Additional Senior Debt Facility secured by the Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Senior Representative (under the First Lien Credit Agreement so Refinanced) to the Designated Senior Representative as the “First Lien Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of First Lien Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred (other than in respect of any Excluded Senior Obligations).

“Disposition” has the meaning assigned to such term in Section 5.01(a).

“Excluded Senior Obligations” means obligations in respect of principal of Indebtedness under loans and notes outstanding under the Senior Debt Documents (excluding any Secured Cash Management Obligations and Secured Swap Obligations) the amount of which is in excess of the Maximum Senior Principal Amount, together with any interest, fees, prepayment penalties, make-whole, termination fees or other premiums accrued on or with respect to such excess amount.

“First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in Article VIII of the First Lien Credit Agreement.

“First Lien Collateral Agreement” means that certain First Lien Collateral Agreement, dated as of the date hereof, among Holdings, the Company, the other Grantors party thereto and the First Lien Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of the date hereof, among Holdings, the Company, the lenders and issuing banks from time to time party thereto, Jefferies, as first lien administrative agent and first lien collateral agent, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“First Lien Credit Agreement Obligations” means the “Secured Obligations” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Collateral Agreement.

“First Lien Pari Passu Intercreditor Agreement” has the meaning assigned to such term in the First Lien Credit Agreement.

“Grantors” means Holdings, the Company, each Intermediate Parent and each Subsidiary of the Company or direct or indirect parent company of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” means the “Loan Guarantors” as defined in the First Lien Credit Agreement.

“Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Second Priority Debt” means the Indebtedness of the Company and any other Grantor incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means the Second Lien Indenture and the other “Notes Documents” as defined in the Second Lien Indenture.

“Initial Second Priority Debt Obligations” means the “Notes Obligations” as defined in the Second Lien Indenture.

“Initial Second Priority Debt Parties” means the “Secured Parties” as defined in the Second Lien Indenture.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor collateral agent.

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” has the meaning assigned to such term in the First Lien Collateral Agreement.

“Jefferies” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II or Annex III hereof required to be delivered by a Representative to the Designated Senior Representative or the Designated Second Priority Representative, as the case may be, pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Debt Parties, as the case may be, under such Debt Facility.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Maximum Senior Principal Amount” means, at any time, (a) $2,442,500,000 plus (b) an aggregate principal amount equal to the amount of any incremental facilities (or First Lien Incremental Equivalent Debt in lieu thereof) and any other secured Indebtedness pari passu or senior to the Senior Obligations that would, at the time of incurrence, be permitted to be incurred and secured on a pari passu basis with or senior to the Senior Obligations under the terms of the First Lien Credit Agreement (as in effect on the date hereof or as amended pursuant to an amendment not prohibited by the Second Priority Debt Documents) plus (c) any additional principal amount of Indebtedness in connection with any refinancing of the foregoing to the extent permitted under the First Lien Credit Agreement (as in effect on the date hereof or as amended pursuant to an amendment not prohibited by the Second Priority Debt Documents), but only to the extent the amount of such refinancing exceeds the refinanced Indebtedness. For the avoidance of doubt, Secured Cash Management Obligations and Secured Swap Obligations shall not be included in any calculations of the Maximum Senior Principal Amount and shall at all times remain Senior Obligations.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“parent” has the meaning assigned to such term in the definition of “Subsidiary.”

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning assigned to such term in Section 5.06(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Purchase Event” has the meaning assigned to such term in Section 5.08.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Lien Indenture” means that certain Indenture dated as of the date hereof, among Holdings, the Company, as the issuer, Wilmington Trust, as trustee and as second lien collateral agent, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Lien Pari Passu Intercreditor Agreement” has the meaning assigned to such term in the Second Lien Indenture.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” (or equivalent term) as defined in any Second Priority Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the “Security Documents” as defined in the Second Lien Indenture, the Second Lien Pari Passu Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means (a) the Initial Second Priority Debt and (b) any other Indebtedness of the Company or any other Grantor guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), which Indebtedness and guarantees are secured by the Second Priority Collateral on a basis junior to the Senior Obligations and the applicable Second Priority Debt Documents with respect to which provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Debt Obligations (and which is not secured by Liens on any assets of the Company or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof; provided further that, if such Indebtedness will be the initial Additional Second Priority Debt incurred by the Company after the date hereof, then the Guarantors, the Initial Second Priority Representative and the Representative for such Indebtedness shall have executed and delivered the Second Lien Pari Passu Intercreditor Agreement. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Lien Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the credit agreements, promissory notes, indentures, collateral documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each of the Second Lien Indenture and each indenture or other governing agreement with respect to any other Second Priority Debt.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing, including, without limitation, in each case, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Second Lien Indenture, the Initial Second Priority Representative, and (ii) in the case of any other Second Priority Debt Facility and the Second Priority Debt Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Second Priority Standstill Period” has the meaning assigned to such term in Section 3.01(a).

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” (or equivalent term) as defined in any First Lien Loan Document or any other Senior Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the First Lien Collateral Agreement and the other “Security Documents” as defined in the First Lien Credit Agreement, the First Lien Pari Passu Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by Holdings, the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the First Lien Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the First Lien Credit Agreement Obligations and any Additional Senior Debt Obligations; provided that Senior Obligations shall not include Excluded Senior Obligations.

“Senior Representative” means (i) in the case of any First Lien Credit Agreement Obligations or the First Lien Credit Agreement Secured Parties, the First Lien Collateral Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the representative in respect of such Additional Senior Debt Facility in the applicable Joinder Agreement.

“Senior Secured Parties” means the First Lien Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest or Lien at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to benefit from a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest or Lien in such Collateral at such time.

“Subsidiary” with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Wilmington Trust” has the meaning assigned to such term in the introductory paragraph of this Agreement.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination. (a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the Uniform Commercial Code as in effect in any applicable jurisdiction, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations. All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. No Payment Subordination; Nature of Senior Lender Claims.

(a) Except as otherwise set forth herein, the subordination of Liens securing Second Priority Debt Obligations to Liens securing Senior Obligations set forth in Section 2.01 affects only the relative priority of those Liens and all Proceeds thereof and does not subordinate the Second Priority Debt Obligations in right of payment to the Senior Obligations; provided, for the avoidance of doubt, that all payments in respect of Shared Collateral and all Proceeds thereof shall be subject to Section 4.01. Except as otherwise set forth herein, nothing in this Agreement will affect the entitlement of the Second Priority Debt Parties to receive and retain required payments of interest, principal, and other amounts in respect of Second Priority Debt Obligations unless the receipt is expressly prohibited by, or results from the Second Priority Debt Parties’ breach of, this Agreement.

(b) Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (i) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (ii) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time subject to the provisions of Section 5.03(a), and (iii) subject to the provisions of Section 5.03(a), the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien securing, or claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral. The Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien securing, or claims asserted with respect to, any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, none of the Grantors shall (a) grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations or (b) grant or permit any additional Liens on any asset or property of any Grantor to secure any Senior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Second Priority Debt Obligations; and (c) if any Second Priority Representative or any Second Priority Debt Party shall acquire or hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to also hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations. The parties hereto further agree that so long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Grantors, if any Second Priority Debt Party shall acquire or hold any Lien on any assets of any Grantor securing any Second Priority Debt Obligation which assets are not also subject to the first priority Lien of the Senior Secured Parties under the Senior Debt Documents, then, without limiting any other rights and remedies available to the Senior Representative or the other Senior Secured Parties, the Second Priority Representative, on behalf of itself and the Second Priority Debt Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens so granted shall be subject to Section 4.02.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.06 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Senior Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the First Lien Collateral Agent pursuant to Section 2.05(j), 2.11(b), 2.22(a)(ii) or 2.22(a)(v) of the First Lien Credit Agreement (or any equivalent successor provision) shall be applied as specified in the First Lien Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter, if applicable, or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations, and (ii) except as otherwise provided herein, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff or recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that any Second Priority Representative or any Second Priority Debt Party may exercise any or all such rights after the passage of a period of 120 days from the date of delivery of a notice in writing to the Designated Senior Representative of such Second Priority Representative’s or Second Priority Debt Party’s intention to exercise its right to take such actions, which notice shall specify that an “Event of Default” as defined in the applicable Second Priority Debt Documents has occurred and, as a result of such “Event of Default”, the principal and interest under such Second Priority Debt Documents have become due and payable (whether as a result of acceleration or otherwise) (the “Second Priority Standstill Period”) unless a Senior Representative has commenced and is diligently pursuing remedies with respect to any material portion of the Shared Collateral (or such exercise of remedies is stayed by applicable law or by any proceeding or any Grantor is then the subject of any Insolvency or Liquidation Proceeding); provided, further, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent as provided in Section 5.05, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03, (E) any Second Priority Representative and any Second Priority Debt Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance that is not permitted by this Agreement of the claims or Liens of any Second Priority Debt Party, including any claims secured by the Shared Collateral, (F) any Second Priority Representative and any Second Priority Debt Party may vote on any plan of reorganization or similar dispositive restructuring plan in a manner that is consistent with, and not in violation of, this Agreement (including Section 6.05(b)), with respect to the Second Priority Debt Obligations and the Shared Collateral, (G) any Second Priority Representative and any Second Priority Debt Party may join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Shared Collateral initiated by the Designated Senior Representative or any other Senior Secured Party to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of remedies by the Designated Senior Representative or such other Senior Secured Party (it being understood that neither Designated Second Priority Representative nor any other Second Priority Debt Party shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein), and (H) any Second Priority Representative and any Second Priority Debt Party may exercise any remedies after the termination of the Second Priority Standstill Period if and to the extent specifically permitted by this Section 3.01(a), in each case (A) through (H) above to the extent such action is not inconsistent with the terms of this Agreement. Any recovery by any Second Priority Debt Party pursuant to the preceding clause (H) shall be subject to the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as a Second Priority Debt Party, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the provisos in Section 3.01(a) and Sections 6.01 and 6.03, the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to each proviso in Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that, notwithstanding the expiration of the Second Priority Standstill Period, would hinder, delay or interfere with any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the Discharge of Senior Obligations, the Designated Senior Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto; provided, however, that the Second Priority Representative and the Second Priority Debt Parties may exercise any of their rights or remedies with respect to the Shared Collateral to the extent permitted by the provisos in Section 3.01(a) and Sections 6.01 and 6.03. Following the Discharge of Senior Obligations, the Designated Second Priority Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative (or any Person authorized by it) shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, that nothing in this Section shall impair the ability of the Second Priority Representative and the Second Priority Debt Parties to exercise any of their rights or remedies with respect to the Shared Collateral to the extent permitted by the provisos in Section 3.01(a) or Sections 6.01 and 6.03; provided, further that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to each proviso in Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents.

SECTION 3.03. Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Party Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied: (a) first, by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred (together with, in the case of repayment of any revolving credit or similar loans, a permanent reduction in the commitments thereunder), (b) second, shall be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations until the Discharge of Second Priority Debt Obligations has occurred, (c) third, shall be applied by the Designated Senior Representative to any obligations (including any Excluded Senior Obligations) owed to the Senior Secured Parties in excess of the Maximum Senior Principal Amount and (d) fourth, to the Grantors or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents. Upon the Discharge of Second Priority Debt Obligations, each applicable Second Priority Representative shall deliver promptly to the Designated Senior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Senior Representative to any obligations owed to the Senior Secured Parties in excess of the Maximum Senior Principal Amount in such order as specified in the relevant Senior Debt Documents.

SECTION 4.02. Payments Over. Prior to the Discharge of Senior Obligations, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral, in any Insolvency or Liquidation Proceeding (except as otherwise set forth in Article VI), or otherwise in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Company) (a “Disposition”), the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate or shall be released, automatically and without any further action, concurrently with the termination or release of all Liens granted upon such Shared Collateral to secure Senior Obligations, provided that the parties’ respective Liens shall attach to the net proceeds of such Disposition with the same Lien priorities as provided in this Agreement to the extent such proceeds are not otherwise utilized to permanently reduce the Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate or other written document (including any release document from the Designated Senior Representative) stating or providing evidence that any such termination or release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination or release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination or release of the Liens; provided, however that such Officer’s Certificate shall not be required for any termination or release in connection with the exercise of remedies following an Event of Default. Nothing in this Section 5.01(a) will be deemed to (x) affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents or (y) except in the case of a Disposition in connection with the exercise of secured creditors’ rights and remedies, require the release of Liens granted upon such Shared Collateral to secure Second Priority Debt Obligations if such Disposition is not permitted under the terms of the Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of Proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive Proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral to, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of, or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, any Senior Representative or Senior Secured Party and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority

Debt Documents, (iii) third, after the occurrence of the Discharge of Second Priority Debt Obligations, to the Designated Senior Representative for the benefit of the Senior Secured Parties pursuant to the terms of the applicable Senior Debt Documents with respect to any obligations owed to the Senior Secured Parties in excess of the Maximum Senior Principal Amount, and (iv) fourth, if no Second Priority Debt Obligations or any obligations to the Senior Secured Parties in excess of the Maximum Senior Principal Amount are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Matters Relating to Loan Documents.

(a) The Senior Debt Documents and the terms thereof may be amended, restated, supplemented, waived or otherwise modified (including in connection with the incurrence of any incremental facilities) in accordance with their terms, and the Indebtedness under the Senior Debt Documents may be Refinanced, in each case, without the consent of any Second Priority Debt Parties; provided, however, that, without the consent of the Second Priority Representatives or the Second Priority Debt Parties, no such amendment, restatement, supplement, modification, waiver or Refinancing (or successive amendments, restatements, supplements, modifications, waivers or Refinancings) shall contravene any provision of this Agreement.

(b) Without the prior written consent of the Senior Representative, no Second Priority Debt Document may be amended, restated, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Priority Debt Document, would:

(i) contravene the provisions of this Agreement; or

(ii) unless the resulting Indebtedness would otherwise expressly be permitted under the Senior Priority Debt Documents, change to earlier dates any scheduled dates for payment of principal (including the final maturity date) or of interest on Indebtedness under such Second Priority Debt Document.

SECTION 5.04. Amendments to Second Priority Collateral Documents.

(a) No Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that the Grantors may cause (and the Grantors agree to cause) each security agreement included in the Second Priority Collateral Document under its Second Priority Debt Facility to include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Second Priority Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Jefferies Finance LLC, as collateral agent, pursuant to or in connection with the First Lien Credit Agreement dated as of December 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time), among Sotera Health Topco, Inc., a Delaware corporation, Sotera Health Holdings, LLC, a Delaware limited liability company, the lenders and issuing banks from time to time party thereto and Jefferies Finance LLC, as administrative agent, and (ii) the exercise of any right or remedy by the Second Priority Representative hereunder is subject to the limitations and provisions of the First/Second Lien Intercreditor Agreement dated as of December 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Sotera Health Topco, Inc., Sotera Health Holdings, LLC, and its respective subsidiaries and affiliated entities party thereto, Jefferies Finance LLC, as the First Lien Collateral Agent and Wilmington Trust, National Association, as the Initial Second Priority Representative. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Company or any other Grantor; provided, however, that (A) no such amendment, waiver or consent shall have the effect of (i) releasing any Liens of any Second Priority Representative or any Second Priority Debt Party or removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that such release is permitted by Section 5.01 and there is a corresponding release of the Lien securing the Senior Obligations, (ii) imposing duties or obligations that are adverse on any Second Lien Representative without its consent or (iii) altering the terms of the Second Lien Debt Documents to permit other Liens on the Collateral not permitted under the terms of the Second Lien Debt Documents as in effect on the date hereof or under Article VI hereof and (B) written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 5.05. Rights as Unsecured Creditors. The Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company or the Guarantors in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate, or are not otherwise inconsistent with, any provision of this Agreement (including any provision prohibiting or restricting the Second Priority Representatives or the Second Priority Debt Parties from taking various actions or making various objections). Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies in respect of Shared Collateral (including any right of setoff or recoupment). In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.06. Gratuitous Bailee for Perfection.

(a) Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected (i) by the possession of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged Collateral”), or (ii) by control of any deposit account or securities account constituting Shared Collateral, if any, or in which such Shared Collateral is held, and if any such deposit account or securities account is in fact under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Controlled Collateral”) or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative (x) shall also hold such Pledged Collateral or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives and (y) acknowledges that it has control of such Controlled Collateral on behalf of the relevant Second Priority Representatives and each Second Priority Debt Party (such bailment and agency being intended, among other things, to satisfy the requirement of Section 8-301(a)(2), 9-104, 9-105, 9-106, 9-107 and 9-313(c) of the Uniform Commercial Code as in effect in any applicable jurisdiction), in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.06.

(b) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged Collateral or the Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged Collateral or the Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c) The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged Collateral or the Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.06. The duties or responsibilities of the Senior Representatives under this Section 5.06 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraph (a) of this Section 5.06 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative and delivering the Shared Collateral upon a Discharge of Senior Obligations as set forth in Section 5.06(e).

(d) The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.06 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(e) Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged Collateral or the Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Party Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith, or the willful misconduct, gross negligence or bad faith of a Representative, in each case as determined by a court of competent jurisdiction by final and non-appealable judgment. The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(f) None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.07. When Discharge of Senior Obligations is Deemed Not to Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged Collateral or the Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral and (c) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 5.08. Purchase Right.

(a) Without prejudice to the enforcement of the Senior Secured Parties’ remedies, the Senior Secured Parties agree that following (a) the acceleration of the Senior Obligations in accordance with the terms of each of the Senior Facilities or (b) the commencement of an Insolvency or Liquidation Proceeding with respect to any Grantor (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Debt Parties may request, and the Senior Secured Parties hereby offer the Second Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of

Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and all accrued and unpaid interest, fees, and expenses, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the First Lien Credit Agreement)). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) business days of the request. If one or more of the Second Priority Debt Parties exercises such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Representative and the purchasing Second Priority Debt Parties. If more than one Second Priority Debt Party has exercised such purchase right and the aggregate amount of all purchase rights exercised exceeds the amount of the Senior Obligations, the amount with respect to which each exercising Second Priority Debt Party shall be deemed to have exercised its purchase right shall be reduced on a ratable basis according to the amounts of the original exercises of such purchase right by each such Second Priority Debt Party. If none of the Second Priority Debt Parties timely exercise such right, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.08 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

(b) The purchase and sale of the Senior Obligations under this Section 5.08 will be without recourse and without any representation or warranty whatsoever by the Senior Secured Parties, except that each Senior Secured Party shall severally (i) represent and warrant that (x) the principal of and accrued and unpaid interest on the Senior Obligations, and the fees and expenses owing with respect thereto, are as stated in the applicable assignment, (y) on the date of purchase, immediately before giving effect to the purchase, such Senior Secured Party owns its Senior Obligations free and clear of all Liens and (z) such Senior Secured Party has the full right and power to assign its Senior Obligations and such assignment has been duly authorized by all necessary corporate or other organizational action by such Senior Secured Party.

(c) Each of the Grantors hereby agrees that, so long as each of the Second Priority Secured Parties is an Eligible Assignee (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement (or equivalent under any other Senior Debt Documents), it shall consent to any assignment or purchase of the Senior Obligations to such Second Priority Secured Parties pursuant to this Section 5.08; provided, however, that the Grantors shall otherwise retain all rights under Section 9.04 of the First Lien Credit Agreement (and any equivalent provisions under any other Senior Debt Documents) in connection with any subsequent transfers or assignments following the purchase hereunder.

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative shall desire to consent (or not object) to the sale, use or lease of cash or other Senior Collateral under Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or to consent (or not object) to the Company’s or any other

Grantor’s obtaining financing (including, for the avoidance of doubt, from any Senior Secured Party) under Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest such sale, use or lease of such cash or other Senior Collateral or such DIP Financing and, except to the extent permitted by the provisos in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) all adequate protection Liens granted to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees or payment of any other amounts agreed to by the Senior Representatives. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, further agrees that, until the Discharge of Senior Obligations has occurred, it will raise no (a) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of any Senior Collateral made by any Senior Representative or any other Senior Secured Party, (b) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral (including pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under the Bankruptcy Code or any other applicable law in any Insolvency or Liquidation Proceeding), or any exercise of rights under Section 1111(b) of the Bankruptcy Code (or any similar provision under any applicable Bankruptcy Law) with respect to the Senior Collateral, (c) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which any Senior Representative has consented (or does not object to) that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement; provided, however, any Second Priority Debt Party may raise any objection to the bidding or related procedures proposed to be utilized in connection with such sale of assets that could be raised by an unsecured creditor of the Grantors, and provided further that the Second Priority Debt Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition under Section 363(k) of the Bankruptcy Code (or any similar provision in any Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations. Nothing in this Section 6.01 shall prohibit any Second Priority Debt Party from (i) exercising its rights to vote in favor of or against a plan of reorganization or similar dispositive restructuring plan in a manner consistent with, and not in violation of, this Agreement (including Section 6.05(b)), (ii) proposing a DIP Financing to any Grantor that is junior to the Senior Obligations, or (iii) objecting to any provision in any proposed DIP Financing relating, describing or requiring the material provisions or content of a plan of reorganization or similar dispositive restructuring plan.

Notwithstanding the foregoing, the applicable provisions of this Section 6.01 shall only be binding on the Second Priority Debt Parties with respect to any DIP Financing to the extent the principal amount of such DIP Financing together with the principal amount of any outstanding pre-petition Senior Obligations as of the commencement of such Insolvency or Liquidation Proceeding does not exceed the sum of (i) the Maximum Senior Principal Amount plus (ii) an amount equal to 15% of the Maximum Senior Principal Amount.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, or support or join, directly or indirectly, any party in doing or performing the same, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection in any form, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any claims by a Senior Representative or Senior Secured Party of a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise as adequate protection. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law and/or a superpriority administrative claim, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request, without objection by any Senior Secured Party, adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative claim, which Lien is subordinated to the Liens securing and granted as adequate protection for all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and which superpriority claim is junior and subordinated to the superpriority administrative claim granted as adequate protection to the Senior Secured Parties; provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral and/or a superpriority administrative claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be entitled to seek without objection from any Second Priority Debt Party, a senior Lien on such additional or replacement collateral and/or a superpriority administrative claim as adequate protection for the Senior Obligations, and that any Lien on such additional or replacement collateral granted as adequate protection for the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement, and that any superpriority claim granted as adequate protection for the Second Priority Debt Obligations shall be junior and subordinated to the superpriority administrative claim granted as adequate protection to the Senior Secured Parties. Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Priority Debt Parties.

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or was avoided as fraudulent or preferential or otherwise under Chapter 5 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement, the First Lien Credit Agreement and/or the Collateral Documents, as applicable.

SECTION 6.05. Separate Grants of Security and Separate Classifications.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable as a claim in any such proceeding) before any distribution is made from the Shared Collateral in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

(b) Each Second Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor in accordance with Section 506(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan that is inconsistent with, or in violation of, the terms of this Agreement, unless such plan is supported by the number of Senior Secured Parties required for class acceptance of a plan under Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (in which event, the Second Priority Debt Parties, may, but are not obligated to, support such plan).

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective and enforceable before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives, including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or seek to recover any amounts that any Grantor may obtain by virtue of any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, in each case, for costs or expenses of preserving or disposing of any Shared Collateral or otherwise. To the extent any Second Priority Debt Party receives any payments or consideration on account of claims under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law in violation of the immediately-preceding sentence, then such Second Priority Debt Party will turn over to the Designated Senior Representative such amounts, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, equity securities or debt obligations of the reorganized debtor (or any successor or assignee of the debtor) are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Second Priority Debt Obligations, so long as not in violation of or inconsistent with this Agreement, such equity securities or debt obligations may be received and retained by the Second Priority Representatives and the Second Priority Debt Parties, provided, however if any debt securities are secured by Liens upon any property of the reorganized debtor (or any successor or assignee of the debtor) and are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.11. Section 1111(b) of the Bankruptcy Code. Until the Discharge of Senior Obligations has occurred, none of the Second Priority Representatives nor any Second Priority Debt Party shall seek to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision under any Bankruptcy Law. All rights of Senior Secured Parties to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, if any, are reserved and unaltered by this Agreement.

SECTION 6.12. Post-Petition Interest

(a) No Second Priority Debt Party shall oppose or seek to challenge any claim by any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code (or any other similar provision of any other Bankruptcy Law) or otherwise (for this purpose ignoring all claims and Liens held by the Second Priority Debt Parties on the Shared Collateral).

(b) No Senior Secured Party shall oppose or seek to challenge any claim by any Second Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Debt Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code (or any other similar provision of any other Bankruptcy Law) or otherwise, to the extent of the value of the Lien of the Second Priority Representative on behalf of the Second Priority Debt Parties on the Shared Collateral (after taking into account the Senior Obligations and the Liens held by the Senior Secured Parties on the Shared Collateral).

ARTICLE VII

Reliance; etc.

SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement (it being understood that nothing in this Section 7.01 imposes any obligations on the Initial Second Priority Representative to make any such analyses or decisions beyond that which may be required by the Second Lien Indenture).

SECTION 7.02. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.21, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, (a) the relative rights and obligations of the First Lien Collateral Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Pari Passu Intercreditor Agreement and in the event of any conflict between the First Lien Pari Passu Intercreditor Agreement and this Agreement, the provisions of the First Lien Pari Passu Intercreditor Agreement shall control and (b) the relative rights and obligations of the Second Priority Representatives and the Second Priority Secured Parties (as amongst themselves) with respect to any Second Priority Collateral shall be governed by the terms of the Second Lien Pari Passu Intercreditor Agreement and in the event of any conflict between the Second Lien Pari Passu Intercreditor Agreement and this Agreement, the provisions of the Second Lien Pari Passu Intercreditor Agreement shall control.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 5.07 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 8.03(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility), with written notice to the Company; provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Company’s consent or which adversely affects the Company or any Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning the Financial Condition of the Company and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations (it being understood that nothing in this Section 8.04 imposes any obligations on the Initial Second Priority Representative to keep itself informed beyond that which may be required by the Second Lien Indenture). The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement, the Company or such Grantor, as appropriate, shall furnish upon reasonable request by such Representative to such Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement and the Senior Debt Documents or Second Priority Debt Documents, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents, the Second Priority Debt Documents and this Agreement, the Company may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, in this Section 8.09. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, in this Section 8.09. In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Second Priority Class Debt Representative) or Annex III (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have delivered to the Designated Senior Representative and Designated Second Priority Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Company; and

(iii) the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the Collateral Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement and/or the Collateral Documents shall affect any right that any Representative may otherwise have to bring any action or proceeding relating to any First Lien Loan Document against any Guarantor or its respective properties in the courts of any jurisdiction;

(b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and/or the Collateral Documents in any court referred to in Section 8.10(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(c) consents to service of process in the manner provided for notices in Section 8.11 and nothing in this Agreement will affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law;

(d) as it relates to any Grantor, such Grantor designates, appoints and empowers the Company as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Company hereby accepts such designation and appointment; and

(e) waives, to the maximum extent not prohibited by law, any right it may have against another party hereto or any other Representative or Secured Party to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Company or any Grantor, to the Company, at its address specified in Section 9.01 of the First Lien Credit Agreement or 13.01 of the Second Lien Indenture;

(ii) if to the Initial Second Priority Representative to it at the address set forth below its signature hereto;

(iii) if to the First Lien Collateral Agent, to it at the address set forth below its signature hereto;

(iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Party Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility for which it is acting, and the Company, on behalf of itself and the Grantors, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request, at the Company’s sole cost and expense, to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY SENIOR DEBT DOCUMENTS, SECOND PRIORITY DEBT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17. Authorization. By its signature, each party to this Agreement represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the First Lien Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that the Second Lien Indenture provides that, upon the Initial Second Priority Representative’s entry into this Agreement, the Initial Second Priority Debt Parties will be subject to and bound by the provisions hereof.

SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor-in-possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights except for the Company and the other Grantors with respect to their rights under Section 8.03(b).

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Representatives. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the First Lien Credit Agreement and the provisions of Article VIII of the First Lien Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the First Lien Collateral Agent hereunder and (b) the Initial Second Priority Representative is entering into this Agreement in its capacity as Second Lien Notes Collateral Agent as defined in and under the Second Lien Indenture and the provisions of Articles 7 and 12 of such indenture thereunder shall also apply to the Initial Second Priority Representative hereunder.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.04(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JEFFERIES FINANCE LLC
as Designated Senior Representative

By:	/s/ Jason Kennedy
Name: Jason Kennedy
Title: Managing Director

Address for notices:

Jefferies Finance LLC
520 Madison Avenue
New York, NY 10022
Attention of: Account Officer – Sotera
Telecopy: (212) 294-3444

[Signature Page to First/Second Lien Intercreditor Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION
solely in its capacity as second lien notes collateral agent under the Second Lien Indenture, as Initial Second Priority Representative

By:	/s/ W. Thomas Morris II
Name: W. Thomas Morris II
Title: Vice President

Address for Notices:

Wilmington Trust, National Association
Global Capital Markets
1100 North Market Street
Wilmington, Delaware 19890
Attention of: Sotera Health Administrator
Telecopy: (302) 636-4145

[Signature Page to First/Second Lien Intercreditor Agreement]

SOTERA HEALTH TOPCO, INC.
as Holdings

By:	/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer & Treasurer

SOTERA HEALTH HOLDINGS, LLC
as Company

By:	/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer & Treasurer

SOTERA HEALTH LLC
STERIGENICS U.S., LLC
NELSON LABORATORIES, LLC
SOTERA HEALTH SERVICES, LLC, each as a Guarantor

By:	/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer & Treasurer

[Signature Page to First/Second Lien Intercreditor Agreement]